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                                                                    Exhibit 23.1

                         INDEPENDENT AUDITORS' CONSENT



The Board of Directors
U.S. Plastic Lumber Corp.:



We consent to the incorporation by reference in the registration statements on Forms S-3 (File No. 333-32148, 333-86533, and 333-76845), Form S-4 (File No.
333-84047), and Form S-8 (File No. 333-76277) of U.S. Plastic Lumber Corp. of our report dated March 30, 2001, with respect to the consolidated balance sheets of U.S. Plastic Lumber Corp. as of December 31, 2000 and 1999 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the two year period ended December 31, 2000, and all related financial statement schedules, which report appears in the December 31, 2000 annual report on Form 10-K/A of U.S. Plastic Lumber Corp.

We also consent to the reference to our firm under the heading "Experts" in the prospectus included in the foregoing registration statements.


/s/ KPMG LLP
-----------------------------
KPMG LLP



Miami, Florida
January 15, 2002